Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER.

RENEWABLE INNOVIATIONS, INC.

10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$[●]	[●], 2023

FOR VALUE RECEIVED, Renewable Innovations, Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of [●], or its assigns (the “Holder”), in immediately available funds, the total principal sum of [●] ($[●]). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Mountain Time, on the date which is twelve (12) months from the date hereof (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 6 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof. Interest shall accrue at the rate of ten percent (10%) per annum on this Note from the date hereof and shall be paid, together with the principal sum, on the Maturity Date unless earlier prepaid by the Company pursuant to Section 1 or converted by the Holder pursuant to Section 2.

This Note is being issued pursuant to a Securities Purchase Agreement between the Company and Holder of even date herewith (the “Purchase Agreement”).

1. PREPAYMENT. The Company may at any time until the Maturity Date, upon ten (10) days written notice to Holder, prepay all or any part of the principal balance of this Note in cash, at a prepayment price equal to One Hundred Twenty Percent (120%) of the then-outstanding principal, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment. The ten (10) days written notice, and the end of the ten (10) day period, shall be referred to herein as a “Prepayment Notice” and a “Prepayment Date,” respectively.

2. CONVERSION.

2.1 Conversion.

2.1.1 Automatic Conversion. In the event that the Company issues and sells shares of its equity securities, or any security convertible into equity securities, to investors on or before the date which is ten (10) days before the Maturity Date in an equity financing resulting in gross proceeds to the Company of at least Five Million Dollars ($5,000,000.00) (an “Automatic Qualified Financing”), then the aggregate principal amount of this Note then outstanding, plus all accrued and unpaid interest, shall automatically convert in whole without any action by Holder into the same class of securities of such equity financing at the applicable Conversion Price as defined in Section 2.4(a) below. Notwithstanding the foregoing, in the event of an Automatic Qualified Financing, the Holder may elect to receive up to fifty percent (50%) of the principal amount of the Note then outstanding, in cash.

2.1.2 Optional Conversion. During the last ten (10) days prior to the Maturity Date, if an Automatic Qualified Financing has not occurred, then the Holder may convert, in whole, the outstanding principal amount of the Note, plus accrued but unpaid interest, into the Company’s Common Stock at the applicable Conversion Price as defined in Section 2.4(b) below.

At least ten (10) days prior to the closing of an Automatic Qualified Financing, the Company will notify the Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing.

2.3 Conversion Date; Conversion Price. The number of equity securities to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price (as defined below). In the event of an Optional Conversion, the election will be noticed by a Notice of Conversion, substantially in the form attached hereto as Exhibit A, delivered to the Company by Holder by facsimile, or other reasonable means of communication, dispatched prior to 5:00 p.m., Mountain Time on the business day before such conversion date (the “Conversion Date”), and in accordance with the terms of Section 7. The term “Conversion Amount” means, with respect to any conversion of this Note, the principal amount of this Note, plus any accrued but unpaid interest.

2.4 Conversion Price.

(a) The conversion price (the “Conversion Price”) in the event of an Automatic Qualified Financing shall be the lesser of (i) the product of the price per share in the Automatic Qualified Financing multiplied by 80%, and (ii) $0.75.

(b) The Conversion Price in the event of an Optional Conversion shall be $0.75.

2.5 Method of Conversion.

(a) Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company. It is specifically contemplated that the Company shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Company shall be controlling and determinative in the absence of manifest error.

(b) Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the securities issuable upon such conversion and the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under Section 6, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the securities or cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for shares of securities shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via facsimile) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., Mountain Time, on such date.

2.6 Market Stand-Off Agreement.

In connection with any conversion of the Note, the Holder shall not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of the Company’s Common or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), without the prior written consent of the Company. Such restriction (the “Market Stand-Off”) shall be in effect from the Conversion Date and shall extend for ninety (90) days thereafter (the “Lock-Up Period”). Notwithstanding the foregoing, if during the Lock-Up Period the Company’s common stock trades at least (i) one million shares a day, and (ii) One Million Dollars a day, for fifteen (15) consecutive trading days, then the restrictions imposed herein shall automatically terminate. The Holder further agrees to enter into any agreement reasonably required by the Company to implement the foregoing within any reasonable timeframe so requested.

3. EXTENSION OF MATURITY DATE. The Company may extend the Maturity Date, in its sole discretion, by up to ninety (90) days (the “Extension Period”). The interest rate during the Extension Period will be fifteen percent (15%) per annum.

4. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other Party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.

5. RESERVATION OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as would be necessary to convert the entire amount due and owing under the terms of this Note if Holder elected to convert said amount under Section 2 hereof.

6. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note;

(b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 6(b), the Holder shall notify the Company in writing of such breach and the Company shall have five (5) business days after notice to cure such breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 6;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

7. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with the notice provisions in the Purchase Agreement.

8. GOVERNING LAW; VENUE. This Note shall be governed by and construed under the laws of the State of Utah as applied to agreements among Utah residents, made and to be performed entirely within the State of Utah. The Parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Salt Lake County, Utah, United States of America.

9. CONFORMITY WITH LAW. It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

10. MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction. This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. SECURITY. This Note shall be secured by certain assets of the Company pursuant to the terms and conditions of a Pledge and Security Agreement of even date herewith.

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IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of the date first written above.

“Company”

Renewable Innovations, Inc.,
a Nevada corporation

By:	Robert L. Mount
Its:	President

Acknowledged by:

“Holder”

[●]

By:
Its:

Exhibit A

Notice of Conversion

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $______________ of that certain 10% Senior Secured Convertible Promissory Note dated [●], 2023, into shares of [●] of the Company according to the conditions set forth in such Note, as of the date written below.

If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:

Applicable Conversion Price:

Signature:
[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:

Address:

Tel:

Fax:

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:

Address:

Tel:

Fax:

SSN or EIN:

A